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                                                                   Exhibit 10.6

                  1999 MATADOR EMPLOYEE INCENTIVE LOAN PROGRAM

PURPOSE

         The purpose of the Program is to advance the interests of the Company and increase shareholder value by providing additional incentive to enable certain key employees to purchase Shares of the Company.

CERTAIN DEFINITIONS

"BOARD OF DIRECTORS" means the Board of Directors of the Company .

"COMPANY" means Matador Petroleum Corporation.

"COMPENSATION COMMITTEE" means the compensation committee of the Board of Directors.

"ELIGIBLE EMPLOYEE(S)" means those management level employees that are deemed eligible to participate in the Program by the Operating Committee and the Compensation Committee.

"LOAN(S)" means the amounts advanced to Participating Employees pursuant to the Program.

"OPERATING COMMITTEE" means the operating committee of the Company.

"PARTICIPATING EMPLOYEE(S)" means an Eligible Employee who has obtained a Loan pursuant to the Program.

"PROGRAM" means the 1999 Matador Employee Incentive Loan Program.

"SHARES" means shares of $.10 par value common stock of the Company.

"TOTAL AVAILABLE LOAN AMOUNT" means $250,000, or such other amount agreed to by the Board of Directors.

DESCRIPTION OF PROGRAM

         The Company has made available the minimum sum of $250,000 to be set aside for Loans to Eligible Employees of the Company for purposes of purchasing Shares offered by the Company pursuant to the Offering Memorandum dated July 1, 1999, promulgated by the Company, or to otherwise exercise outstanding, vested stock options owned by such employees.

         The Program is available to all management-level employees, subject to the approval of the Operating Committee and the Compensation Committee. In the event the total amount of Loans subscribed to by the Eligible Employees exceeds the Total Available Loan Amount, the Compensation Committee, in its sole discretion, shall determine how Loan proceeds shall be allocated among the Eligible Employees.

         In granting participation and level of participation, the Company shall take into consideration the contribution the Eligible Employee has made or may be reasonably expected to make the success of the Company and such other factors as the Company shall determine. The


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Company shall also have the authority to consult with and receive recommendations from officers and other personnel in the Company with regard to these matters. The Company may, in grating participation, prescribe such other terms and conditions concerning participation as it deems appropriate.

TERMS OF LOANS

         The Loans shall be for a two-year term, and shall be repaid in equal semi-monthly installments through a payroll deduction. The Loans may be paid in full at any time by the Participating Employees without penalty. All Loans shall be recourse only to the Shares purchased pursuant to the Loan and to the extent of the payroll deduction. The Participating Employee shall pay 25% of the purchase price for the Shares in cash at the inception date of the Loan. The Loans shall not bear interest.

SUBSCRIPTION PROCEDURE

         Employees desiring to participate should fill out the attached subscription form and return it to the Company no later than September 1, 1999. Eligible Employees will be notified by September 10, 1999 of the Loan amount that will be available to them. At such time as the Loan amount is determined, the Eligible Employee will execute a note in the amount of the Loan and a security agreement pledging the Shares to the Company as collateral. The form of note and security agreement are also attached. The Company shall retain possession of the certificates representing the purchased Shares until such time as the Loan has been repaid in full.

         As a condition of any issuance of the Shares, the Company may obtain such agreements or undertakings if any as the Company may deem necessary or advisable to assure compliance with any law or regulation including but not limited to the following:

              i) a representation, warranty or agreement by the Participating Employee to the Company at the time the Shares are transferred, that he or she is acquiring the Shares to be issued to him or her for investment purposes only and not with the view toward the distribution of any such Shares; and

              ii) a representation, warranty or agreement to be bound by any legends that are in the opinion of the Company necessary or appropriate to comply with the provisions of any securities laws deemed by the Company to be applicable to the issuance of the Shares and are endorsed upon the share certificates.

RIGHT TO VOTE SHARES AND RECEIVE DIVIDENDS

         Participating Employees shall have the right to vote the Shares at any meeting of shareholders beginning at the Loan inception date and shall have the right to receive all dividends accruing and attributable thereto from such date.

TAX CONSEQUENCES OF PROGRAM

         The Participating Employee shall be responsible for any taxes related to the Loan and the Company makes no representation nor does it offer any opinion as to the income tax


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consequences of the Program, including the risk of potential tax liability to the Participating Employee for imputed interest. All Eligible Employees are advised to obtain independent tax counsel to answer any questions regarding the tax consequences of the Program prior to their participation.

RELATIONSHIP TO EMPLOYMENT

         Participation in the Program is a condition of employment and based on continued employment. The Program shall not confer upon any employee any right with respect to continuation of employment by or consulting relationship with the Company, nor shall it interfere in any way with the employee's right or the Company's right to terminate his or her employment.

         Participation granted to an Eligible Employee shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Program nor any Loan made under the Program shall confer upon any person any right to continuous employment with the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any compensation arrangements with any employee.

TERMINATION OF EMPLOYMENT

         In the event a Participating Employee terminates his or her employment with the Company either through resignation, termination for cause, retirement, death, disability or other cause prior to the time that the Loan has been repaid in full, the terminating employee shall receive the number of Shares, rounded to the nearest Share, corresponding to the total amount repaid on the Loan through the date of termination, divided by $33.

ADMINISTRATION OF THE PLAN

         The Program shall be administered by the Compensation Committee who shall have all of the administrative powers under the Program.

         The Compensation Committee may, from time to time, adopt rules and regulations for carrying out the purposes of the Program and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to any officer of the Company. The determination under, and the interpretation of, any provision of the Program shall, in all cases, be in the sole discretion of the Compensation Committee, and shall be final and conclusive.

         Neither the Company, nor any officer, director, employee or other affiliate of the Company shall be liable for any action taken or omitted to be taken by him or her with respect to the Program, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any officer, director, employee or other affiliate of the Company with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such person's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of


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commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

         The Company shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Program as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Program (and any instruments or other documents relating thereto); and to otherwise supervise the administration of the Program; provided, however, that to the extent that the Program otherwise requires the approval of the Board of Directors or the shareholders of the Company, all administrative decisions shall be subject to such Board of Director or shareholder approval.

GENERAL PROVISIONS

         If any provision of the Program is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Program shall be construed and enforced as if such provision had never been included therein.

         THE PROGRAM SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         Headings contained in this document are for convenience only and shall in no manner be construed as part of the Program.

         Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         Nothing contained in the Program shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to the shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         Signed this ____ day of August, 1999.

                                       MATADOR PETROLEUM CORPORATION



                                       /s/ Joseph Wm. Foran
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                                       By:  Joseph Wm. Foran, Chairman and CEO






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